Consent of Independent Certified Public Accountant

Board of Directors and Shareholders
All Communications Corporation

We hereby consent to the incorporation by reference in this Form S-8 of our report dated February 16, 1999 (except Note 6, which is as of March 17, 1999) relating to the consolidated financial statements of All Communications Corporation and Subsidiary appearing in the Company's Form 10-K for the year ended December 31, 1998.


/s/ BDO Seidman, LLP

BDO Seidman, LLP

Woodbridge, NJ
April 27, 1999